EXHIBIT 23





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Fab Industries, Inc.
New York, New York



         We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-8 filed June 28, 1993, the Registration Statement on Form S-3 filed January 31, 1992 and the Registration Statement on Form S-8 filed June 9, 1989 of our report dated February 9, 1996 relating to the consolidated financial statements and schedule of Fab Industries, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 2, 1995.

         We also consent to the reference to us under the caption "experts" in the Prospectus forming a part of such Registration Statements.




                                                    /s/ BDO Seidman, LLP

                                                    BDO SEIDMAN, LLP




New York, New York
February 26, 1996